Exhibit 10.20
JPMorgan Chase Bank, N.A.
June 5, 2007
CONTINUING AGREEMENT FOR
STANDBY LETTERS OF CREDIT BETWEEN
PACTIV CORPORATION
AND
JPMORGAN CHASE BANK, N.A.
To induce JPMorgan Chase Bank, N.A. and/or any of its domestic or foreign subsidiaries or affiliates (individually and collectively, “Bank”), in its sole discretion, to issue for the account of the Applicant or for the account of the Account Party named in the Application, one or more standby letters of credit or other independent undertakings, from time to time at the request of the undersigned (individually and collectively, “Applicant”; jointly and severally, if more than one), Applicant agrees as to each letter of credit or undertaking (together with any replacements, extensions or modifications, a “Credit”, collectively, “Credits” ) as follows.
All Credits issued pursuant to this Continuing Agreement (the “Agreement”) are issued under and pursuant to the terms, provisions and covenants of the Credit Agreement (as amended, extended, restated or otherwise modified from time to time, the “Credit Agreement”) dated as of June 5, 2007 among Pactiv Corporation, the Lenders party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent. Capitalized terms used herein and not otherwise defined have the meaning assigned to them in the Credit Agreement. All references made herein to Sections shall be construed to refer to Sections of the Credit Agreement.
The provisions relating to letters of credit set forth in the Credit Agreement, including, without limitation, rights and remedies of the Bank as issuing bank and lender shall apply to the Credit(s). In the event of any inconsistency between the terms and conditions of the Credit Agreement and the terms and conditions of this Agreement, the terms and conditions of the Credit Agreement shall control, except that provisions relating to indemnification and limitation of the Bank’s liability as set forth in this Agreement shall also apply.
1. Definitions: The following terms shall have the meanings set forth below:
“Application” means each request to issue a Credit.
“Good Faith” means honesty in fact in the conduct of the transaction concerned.
“Instructions” means inquiries, communications and instructions (whether oral, telephonic, written, telegraphic, facsimile, electronic or other) regarding a Credit; each Application and this Agreement are each referred to herein as “Instructions” (and the term “Application” is subsumed within the term “Instruction”).
“ISP” means, with respect to any Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No.590) or any subsequent revision thereof adhered to by Bank on the date such Credit is issued.
“Obligations” means all obligations and liabilities of Applicant to Bank under this Agreement or any Credits issued hereunder (if any), whether matured or unmatured, absolute or contingent, now existing or hereafter incurred.
“Standard Letter of Credit Practice” means, for Bank, any domestic or foreign law or letter of credit practices applicable in the city in which Bank issued the applicable Credit or for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Credit, as the case may be. Such practices shall be (i) of banks that regularly issue Credits in the particular city and (ii) required or permitted under the UCP or the ISP, as chosen in the applicable Credit.

“UCP” means, with respect to any Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No.500 or any subsequent revision thereof adhered to by Bank on the date such Credit is issued.
2. Applications/Instructions. Each Application shall be irrevocable and in such form as Bank shall from time to time require or agree to accept (including any type of electronic form or means of communication). Bank’s records of the content of any Instruction shall be conclusive absent manifest error. Bank may transmit a Credit and any amendment thereto by S.W.I.F.T. message and thereby bind Applicant directly and as indemnitor to the S.W.I.F.T. rules, including rules obligating Applicant or Bank to pay charges.
3. Amendment; Waiver. Bank shall not be deemed to have amended or modified any term hereof, or waived any of its rights hereunder, unless Bank consents in writing to such amendment, modification or waiver. No such waiver, unless expressly stated therein, shall be effective as to any transaction which occurs subsequent to such waiver, nor as to any continuance of a breach after expiration of such waiver. Bank’s consent to any amendment, waiver, or modification does not mean that Bank shall consent or has consented to any other or subsequent Instruction to amend, modify, or waive a term of this Agreement or any Credit.
4. Indemnification; Limitation of Liability.
a) Without limiting any other provisions of this Agreement or the Credit Agreement, neither Bank nor any other Indemnitee shall be responsible to Applicant for, and Bank’s rights and remedies against Applicant and Applicant’s obligation to reimburse the Bank under the Credit Agreement shall not be impaired by: (i) honor of a presentation under any Credit which on its face substantially complies with the terms of such Credit; (ii) honor of a presentation of any Issuer Documents which appear on their face to have been signed, presented or issued (X) by any purported successor or transferee of any beneficiary or other party required to sign, present or issue the Issuer Documents or (Y) under a new name of the beneficiary; (iii) acceptance as a draft of any written or electronic demand or request for payment under a Credit, even if nonnegotiable, not in the form of a draft or not satisfying any requirement that such draft, demand or request bear any or adequate reference to the Credit; (iv) the identity or authority of any presenter or signer of any Issuer Document or the form, accuracy, genuineness, or legal effect of any presentation under any Credit or of any Issuer Documents; (v) disregard of any non-documentary conditions stated in any Credit; (vi) acting upon any Instruction which it, in Good Faith, believes to have been given by a Person or entity authorized to give such Instruction; (vii) any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation; (viii) any delay in giving or failing to give any notice; (ix) any acts, omissions or fraud by, or the solvency of, any beneficiary, any nominated Person or any other Person; (x) any breach of contract between the beneficiary and Applicant or any of the parties to the underlying transaction; (xi) assertion or waiver of any provision of the UCP or ISP which primarily benefits an issuer of a letter of credit, including, any requirement that any Issuer Document be presented to it at a particular hour or place; or (xii) payment to any paying or negotiating bank (designated or permitted by the terms of the applicable Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under the Standard Letter of Credit Practice applicable to it.
b) Without limiting Section 10.05 of the Credit Agreement, such Section shall apply to the Bank and each related Indemnitee notwithstanding the occurrence of any of the events specified in clause (a) of this Section 4 subject to the proviso set forth in such Section 10.05.
c) If a Credit is to be governed by a law other than that of the State of New York, Bank shall not be liable for any Costs resulting from any act or omission by Bank in accord with the UCP or the ISP, as applicable, and Applicant shall indemnify Bank for all such Costs.
5. Compliance with Laws. Applicant will comply with all foreign and domestic laws, rules and regulations (including the USA Patriot Act, foreign exchange control regulations, foreign asset control regulations and other trade-related regulations) now or hereafter applicable to each Credit, the transactions underlying such Credit or Applicant’s execution, delivery and performance of this Agreement.
6. Representations and Warranties. Applicant hereby represents and warrants that this Agreement constitutes the legal, valid and binding obligation of Applicant enforceable against it in accordance with its terms and makes each of the representations and warranties set forth in the Credit Agreement as of the date of this Agreement (and with each request for the issuance of a Credit represents and warrants the same as of the date of the request).

7. Assertion of Rights. To the extent Bank honors a presentation for which Bank remains unpaid, Bank may assert rights of Applicant and Applicant shall cooperate with Bank in its assertion of Applicant’s rights, if any, against the beneficiary, the beneficiary’s rights against Applicant and any other rights that Bank may have by subordination, subrogation, reimbursement, indemnity or assignment.
8. Electronic Transmissions. Bank is authorized to accept and process any Application and any amendments, transfers, assignments of proceeds, Instructions, consents, waivers and all documents relating to the Credit or the Application which are sent to Bank by electronic transmission, including SWIFT, electronic mail, telex, telecopy, telefax, courier, mail or other computer generated telecommunications and such electronic communication shall have the same legal effect as if written and shall be binding upon and enforceable against the Applicant. Bank may, but shall not be obligated to, require authentication of such electronic transmission or that Bank receives original documents prior to acting on such electronic transmission. If it is a condition of the Credit that payment may be made upon receipt by Bank of an electronic transmission advising negotiation, Applicant hereby agrees to reimburse Bank on demand for the amount indicated in such electronic transmission advice, and further agrees to hold Bank harmless if the documents fail to arrive, or if, upon the arrival of the documents, Bank should determine that the documents do not comply with the terms and conditions of the Credit.
9. [INTENTIONALLY OMITTED]
10. Waiver of Defense; Joint and Several Liability. Applicant waives any defense whatsoever which might constitute a defense available to, or discharge of, a surety or a guarantor. If more than one Person signs this Agreement or an Application hereunder, each of them shall be jointly and severally liable hereunder and thereunder and all the terms and provisions regarding liabilities, obligations and Property of such Persons shall apply to any liabilities, obligations and Property of any and all of them.
11. Continuing Agreement. This Agreement is a continuing agreement and may not be terminated by Applicant except upon (i) thirty (30) days’ prior written notice of such termination by Applicant to Bank at the address of Bank set forth on the most recent Credit issued hereunder, (ii) payment of all Obligations and (iii) the expiration or cancellation of all Credits issued hereunder. Notwithstanding the foregoing sentence, if a Credit is issued in favor of a sovereign or commercial entity, which is to issue a guarantee or undertaking on Applicant’s behalf in connection therewith, or is issued as support for such a guarantee, the Applicant shall remain liable with respect to such Credit until Bank is fully released in writing by such entity.
12. Commencement of Action. Any action or proceeding in respect of any matter arising under or in connection with Credits, the Applications or this Agreement may be brought by Applicant against the Bank within the time period specified in Section 5-115 of the Uniform Commercial Code.
13. Jurisdiction; Waiver of Jury Trial; Applicable Law. Applicant agrees to be bound by the provisions in the Credit Agreement relating to jurisdiction, venue, and waiver of jury trial and that such provisions shall also apply to this Agreement. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
14. No Third Party Benefits; Successor; Integration; Delivery by Facsimile; Notices. This Agreement shall be binding upon and inure to the benefit of Bank and Applicant and their respective successors and permitted assigns. This Agreement shall not confer any right or benefit upon any Person other than the parties to this Agreement, the Indemnitees and their respective successors and permitted assigns. Applicant may not assign this Agreement without the prior written consent of Bank. This Agreement may be signed and delivered by facsimile transmission. Notices to Bank shall be sent to the address of Bank as set forth on the Credit and shall be delivered by hand, overnight courier or certified mail, return receipt requested. Notices to Applicant shall be sent to the address set forth below the signature line hereto. THIS AGREEMENT AND THE CREDIT AGREEMENT CONSTITUTE THE ENTIRE CONTRACT AND FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THE UNDERSIGNED HEREBY AGREES TO ALL THE TERMS AND CONDITIONS SET FORTH HEREIN, ALL OF WHICH HAVE BEEN READ AND UNDERSTOOD BY THE UNDERSIGNED.

Pactiv Corporation

(Applicant/Obligor)

/S/ Greg Hanson V.P. & Treasurer

(Authorized Signature/Title)

847-482-3835

(Phone)

847-615-6337

(Fax)

(Date)
THE FOLLOWING IS TO BE EXECUTED IF THE CREDIT IS TO BE ISSUED FOR THE ACCOUNT OF A PERSON OTHER THAN THE PERSON SIGNING ABOVE:
AUTHORIZATION AND AGREEMENT OF ADDITIONAL PARTY NAMED AS ACCOUNT PARTY
To: THE ISSUER OF THE CREDIT
We join in the above Agreement, naming us as Account Party, for the issuance of the Credit and, in consideration thereof, we irrevocably agree (i) that the above Applicant has sole right to give instructions and make agreements with respect to this Agreement and the Credit, and the disposition of documents, and we have no right or claim against you, any of your affiliates or subsidiaries, or any correspondent in respect of any matter arising in connection with any of the foregoing and (ii) to be bound by the Agreement and all obligations of the Applicant thereunder as if we were a party thereto. The Applicant is authorized to assign or transfer to you all or any part of any security held by the Applicant for our obligations arising in connection with this transaction and, upon any such assignment or transfer, you shall be vested with all powers and rights in respect of the security transferred or assigned to you and you may enforce your rights under this Agreement against us or our Property in accordance with the terms hereof.

(Account Party)

(Authorized Signature/Title)

(Phone)

(Fax)

(Date)